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                                                                    Exhibit 99.1

PRESS RELEASE

CONTACT:
Steven K. Shevick,
Vice President, Investor Relations
Synopsys, Inc.
650-584-4744

 SYNOPSYS POSTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED 2000

          COMPANY FULLY TRANSITIONS TO NEW LICENSE MODEL IN ONE QUARTER

MOUNTAIN VIEW, CALIFORNIA. NOVEMBER 29, 2000 - Synopsys, Inc. (Nasdaq:SNPS) today reported its fourth quarter and annual results for the period that ended on October 28, 2000.

For the fourth quarter, Synopsys reported revenue of $133.2 million and a net loss, on an earnings before goodwill (EBG) basis, which represents earnings on a fully diluted basis excluding amortization of intangible assets and in-process research and development, of ($21.0) million, or ($0.33) per share. As expected, due to the Company's transition to its new license model implemented at the beginning of the quarter, fourth quarter revenue and net income declined from the same period last year, when it reported revenue of $228.3 million and net income of $55.4 million, or $0.75 per share in the same period last year. Synopsys booked 80% of its product orders under the new subscription model during the fourth quarter.

On a Generally Accepted Accounting Principles (GAAP) basis, net loss after amortization of intangible assets and in-process research and development, and including unusual charges, was ($22.3) million, or ($0.34) per share, compared with net income of $53.0 million, or $0.72 per share, for the fourth quarter of fiscal 1999.

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Revenue for fiscal year 2000 was $783.8 million, compared with revenue for fiscal year 1999 of $806.1 million. EBG net income, excluding amortization of intangible assets and in-process research and development, was $112.3 million or $1.58 per share, compared with EBG net income of $190.7 million or $2.60 per share, for fiscal year 1999.

On a GAAP basis, net income for fiscal year 2000, after amortization of intangible assets and in-process research and development, and including unusual charges, was $97.8 million or $1.38 per share, compared with net income of $161.4 million, or $2.20 per share for the same period last year.

"This was an excellent quarter for Synopsys," said Dr. Aart de Geus, Chairman and Chief Executive Officer. "Our orders were the highest of any quarter in Synopsys history. We fully transitioned to our new subscription license model in one quarter and we started building a significant backlog of revenue for future quarters. In the key area of physical synthesis, we exceeded our target of $50 million in orders for the year, and continued to produce excellent results for our customers. We are optimistic about our continued success in physical synthesis in the coming year."

EARNINGS CALL OPEN TO INVESTORS

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time. A live Webcast of the call will be available from http://www.StreetFusion.com or through a link on our website at http://www.synopsys.com/corporate/invest/invest.html. A recording of the call will be available by calling 1-800-475-6701, access code 540272, beginning at 9:00 p.m. today and ending on December 11, 2000. A Webcast replay will also be available from http://www.StreetFusion.com or through a link on our web site at http://www.synopsys.com/corporate/invest/invest.html from approximately 6:00PM today and ending on December 31, 2000.

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OUTLOOK

Synopsys also announced its operating model targets for the first quarter of fiscal year 2001 and for the full fiscal year.

First quarter of fiscal year 2001 targets:
-----------------------------------------

     o    Revenue: between $152 million and $157 million;

     o    Total expenses (EBG basis): between $172 million and $174 million;

     o Other income: between $18 million and $20 million (including approximately $13.5 million from the sale of investments held by the Company);

     o    Pro forma tax rate: 30%;

     o    Outstanding shares: between 62 million and 65 million;

     o    Earnings before goodwill (EBG): between (0.03) and 0.02 per share.

Full fiscal year 2001 targets:

     o    Revenue: between $680 million and $690 million;

     o    Total expenses (EBG basis): between $680 million and $685 million;

     o Other income: between $68 million and $72 million (including approximately $50 million from the sale of investments held by the Company);

     o    Pro forma tax rate: 30%;

     o    Outstanding shares: between 61 million and 64 million;

     o    Earnings before goodwill (EBG): between $0.85 and $0.95 per share.

The foregoing statements are forward-looking statements, and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected. Such risks and uncertainties include, but are not limited to, the factors noted in the "Forward Looking Statements" section below, and in Synopsys' filings with the Securities and Exchange Commission. These statements do not include the impact of any potential mergers, acquisitions or other business combinations that may be completed after October 28, 2000.

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EFFECTIVENESS OF GUIDANCE

The targets set forth above represent the Company's expectations only as of the date of this release and should not be viewed as a statement about the Company's expectations after this date. Although this release will remain available on the Company's website, its continued availability does not indicate that the Company is reaffirming or confirming its continued validity. The Company will not report on its progress during the quarter or comment to analysts or investors on, or otherwise update, such targets until it releases its quarterly results.

ADDITIONAL FINANCIAL INFORMATION NOW AVAILABLE ON SYNOPSYS WEBSITE

In connection with the issuance of this press release, Synopsys is making available to investors certain current and historical information regarding its performance in geographic markets and industry market segments. Synopsys currently intends to provide this information on a quarterly basis.

FORWARD LOOKING STATEMENTS

The following portions of this release contain forward-looking statements under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934: (i) the sixth paragraph, including statements concerning continued success of the Company's physical synthesis products, and (ii) the section entitled "Outlook", including all statements regarding expected future performance.

These statements are based on Synopsys' current expectations and beliefs. Actual results could differ materially from the results implied by these statements. Factors that could cause results to differ from these statements include: increasing competition in the market for the Company's products and services; failure to achieve the expected level of sales of the Company's physical synthesis products; weakness in the semiconductor or electronic systems industries; increased discounting by the Company's competitors; a lower-than-anticipated level of investment in EDA tools by the Company's customers; the unpredictability of customer reaction to the Company's new license model, including specifically the possibility that we may sell fewer perpetual licenses than expected; and

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

the possibility that new products will reduce demand for existing products. For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to documents filed by Synopsys with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-Q, 10-K, S-3, and 8-K.

ABOUT SYNOPSYS

Synopsys, Inc. (Nasdaq: SNPS), headquartered in Mountain View, California, creates leading electronic design automation (EDA) tools for the global electronics market. The company delivers advanced design technologies and solutions to developers of complex integrated circuits, electronic systems, and systems on a chip. Synopsys also provides consulting and support services to simplify the overall IC design process and accelerate time to market for its customers. Visit Synopsys at http://www.synopsys.com.

                                      ###

Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.

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

                                 SYNOPSYS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)
                      (in thousands, except per share data)


                                                         THREE MONTHS ENDED             FISCAL YEAR ENDED
                                                     OCTOBER 31,  SEPTEMBER 30,     OCTOBER 31,   SEPTEMBER 30,
                                                          2000           1999            2000          1999
                                                          ----           ----            ----          ----
                                                             (unaudited)                     (audited)
Revenue:
     Product                                         $    45,523     $   147,263    $   442,453    $   505,847
     Service                                              87,699          81,063        341,325        300,251
                                                     -----------     -----------    -----------    -----------
         Total revenue                                   133,222         228,326        783,778        806,098
                                                     -----------     -----------    -----------    -----------
Cost of revenue:
     Product                                              11,149          11,085         42,257         37,888
     Service                                              22,494          18,995         82,217         68,876
                                                     -----------     -----------    -----------    -----------
         Total cost of revenue                            33,643          30,080        124,474        106,764
                                                     -----------     -----------    -----------    -----------
Gross margin                                              99,579         198,246        659,304        699,334
                                                     -----------     -----------    -----------    -----------
Operating expenses:
     Research and development                             48,728          45,106        189,280        167,085
     Sales and marketing                                  77,662          68,440        288,762        241,639
     General and administrative                           16,993          12,717         59,248         47,132
     Amortization of intangible assets                     4,173           3,476         15,129          7,907
     In-process research and development                      --              --          1,750         21,176
                                                     -----------     -----------    -----------    -----------
         Total operating expenses                        147,556         129,739        554,169        484,939
                                                     -----------     -----------    -----------    -----------
Operating income                                        (47,977)          68,507        105,135        214,395
Other income, net                                         13,372           9,426         40,803         37,016
                                                     -----------     -----------    -----------    -----------
Income before provision for income taxes
     and extraordinary items                            (34,605)          77,933        145,938        251,411
Provision for (benefit from) income taxes               (12,335)          24,938         48,160         90,049
                                                     -----------     -----------    -----------    -----------
Net income before extraordinary items                   (22,270)          52,995         97,778        161,362
Extraordinary items, net of income tax expense                --              --             --             --
                                                     -----------     -----------    -----------    -----------
Net income                                           $  (22,270)     $    52,995    $    97,778    $   161,362
                                                     ===========     ===========    ===========    ===========
Basic earnings per share:
     Net income before extraordinary items           $    (0.34)     $      0.75    $      1.43    $      2.30
     Extraordinary items                                      --              --             --             --
                                                     -----------     -----------    -----------    -----------
     Net income                                      $    (0.34)     $      0.75    $      1.43    $      2.30
                                                     ===========     ===========    ===========    ===========
     Weighted average common shares                       64,583          70,324         68,510         70,118
                                                     ===========     ===========    ===========    ===========
Diluted earnings per share:
     Net income before extraordinary items           $    (0.34)     $      0.72    $      1.38    $      2.20
     Extraordinary items                                      --              --             --             --
                                                     -----------     -----------    -----------    -----------
     Net income                                      $    (0.34)     $      0.72    $      1.38    $      2.20
                                                     ===========     ===========    ===========    ===========
     Weighted average common shares
       and equivalents                                    64,583          74,030         70,998         73,422
                                                     ===========     ===========    ===========    ===========

(1) On July 15, 1999, the Board of Directors changed the Company fiscal year to end on the Saturday nearest to October 31. Information for the October 1999 transition period was filed with Synopsys' quarterly report on Form 10-Q for the first quarter of fiscal 2000.

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

                                 SYNOPSYS, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS (1)
                                 (in thousands)
                                    (audited)

                                                            OCTOBER 31,          OCTOBER 31,
                                                               2000                1999
                                                               ----                ----
ASSETS

Current assets:
     Cash and cash equivalents                             $   153,120         $   309,394
     Short-term investments                                    282,519             399,995
     Accounts receivable, net                                  146,449             130,253
     Prepaid expenses, deferred taxes and other                102,433              66,814
                                                           -----------          ----------
       Total current assets                                    684,521             906,456
Property and equipment, net                                    157,243             135,118
Long-term investments                                          126,741              57,651
Intangible assets, net                                          51,776              56,240
Other assets                                                    30,712              22,818
                                                           -----------          ----------
         Total assets                                      $ 1,050,993         $ 1,178,283
                                                           ===========         ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued liabilities              $   139,290         $    98,976
     Current portion of long-term debt                           6,416               8,658
     Accrued income taxes                                       56,304              50,146
     Deferred revenue                                          150,654             126,758
                                                           -----------          ----------
       Total current liabilities                               352,664             284,538
                                                           -----------          ----------

Long-term debt                                                     564              11,304
Deferred compensation                                           14,936               9,844
Stockholders' equity:
     Capital stock                                             559,345             542,760
     Retained earnings                                         405,419             349,192
     Treasury stock, at cost                                  (329,493)            (28,589)
     Accumulated other comprehensive income                     47,558               9,234
                                                           -----------          ----------
       Total stockholders' equity                              682,829             872,597
                                                           -----------          ----------
         Total liabilities and stockholders' equity         $1,050,993         $ 1,178,283
                                                            ==========          ==========

(1) On July 15, 1999, the Board of Directors changed the Company fiscal year to end on the Saturday nearest to October 31. Information for the October 1999 transition period was filed with Synopsys' quarterly report on Form 10-Q for the first quarter of fiscal 2000.


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

                                 SYNOPSYS, INC.
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1) (2)
                      (in thousands, except per share data)
                                   (unaudited)


                                                          THREE MONTHS ENDED             FISCAL YEAR ENDED
                                                     OCTOBER 31,  SEPTEMBER 30,     OCTOBER 31,   SEPTEMBER 30,
                                                          2000           1999          2000          1999
                                                          ----           ----          ----          ----
Revenue:
     Product                                         $    45,523     $   147,263    $   442,453    $   505,847
     Service                                              87,699          81,063        341,325        300,251
                                                     -----------     -----------    -----------    -----------
         Total revenue                                   133,222         228,326        783,778        806,098
                                                     -----------     -----------    -----------    -----------
Cost of revenue:
     Product                                              11,149          11,085         42,257         37,888
     Service                                              22,494          18,995         82,217         68,876
                                                     -----------     -----------    -----------    -----------
         Total cost of revenue                            33,643          30,080        124,474        106,764
                                                     -----------     -----------    -----------    -----------
Gross margin                                              99,579         198,246        659,304        699,334
                                                     -----------     -----------    -----------    -----------
Operating expenses:
     Research and development                             48,728          45,106        189,280        167,085
     Sales and marketing                                  77,662          68,440        288,762        241,639
     General and administrative                           16,993          12,717         59,248         47,132
                                                     -----------     -----------    -----------    -----------
         Total operating expenses                        143,383         126,263        537,290        455,856
                                                     -----------     -----------    -----------    -----------
Operating income                                         (43,804)         71,983        122,014        243,478
Other income, net                                         13,372           9,426         40,803         37,016
                                                     -----------     -----------    -----------    -----------
Income before provision for income taxes                 (30,432)         81,409        162,817        280,494
Provision for (benefit from) income taxes                 (9,434)         26,051         50,473         89,758
                                                     -----------     -----------    -----------    -----------
Net income                                           $   (20,998)    $    55,358    $   112,344    $   190,736
                                                     ===========     ===========    ===========    ===========
Basic earnings per share:
     Net income                                      $     (0.33)    $      0.79    $      1.64    $      2.72
                                                     ===========     ===========    ===========    ===========
     Weighted average common shares                       64,583          70,324         68,510         70,118
                                                     ===========     ===========    ===========    ===========
Diluted earnings per share:
     Net income                                      $     (0.33)    $      0.75    $      1.58    $      2.60
                                                     ===========     ===========    ===========    ===========
     Weighted average common shares
       and equivalents                                    64,583          74,030         70,998         73,422
                                                     ===========     ===========    ===========    ===========

(1) On July 15, 1999, the Board of Directors changed the Company fiscal year to end on the Saturday nearest to October 31. Information for the October 1999 transition period was filed with Synopsys' quarterly report on Form 10-Q for the first quarter of fiscal 2000.

(2) Amounts and per share data for the periods presented exclude merger-related and other costs and in-process research and development.

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